SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 13, 2010

ZAGG Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-52211	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 263-0699

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Director Appointment

On October 13, 2010, our board of directors appointed Mr. Randy Hales to serve as a member of our board of directors and he shall serve in that capacity until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

Mr. Hales, age 43, brings extensive business experience in operational development, retail marketing and management to our board of directors. Mr. Hales current and past business experience includes the following:

Since June 2007, CEO and a director of Mity Enterprises (Orem, Utah), a manufacture of light-weight multipurpose furniture with approximately $65MM in annual revenue. While at Mity Enterprises, Mr. Hales has established strategic objectives to drive revenue and EBITDA growth; established product management and a disciplined approach to new product introductions; and initiated aggressive operations improvement plan.

Since July 2007, CEO and a directors of Broda Seating (Kitchner, Ontario, Canada) – a medical products company with approximately $12MM in annual revenue.

January 2010 – Present, Chairman of the Board of The Rogers Group (Clare, Michigan) – consumer products; working with management team to extend both the product offering and distribution

March 2002 – May 2007, CEO/Board Member of Back to Basics (Bluffdale, Utah) a consumer products company. Mr. Hales managed rapid growth from $15MM - $80MM in annual revenues based on sales to large retail customers included Target, Wal-Mart, Bed, Bath & Beyond, Federated Department Stores, May Department Stores, Dillards, Linen’s-N-Things. Back to Basics was recognized as vendor of the year by several customers multiple times. While at Back to Basics Mr. Hales’ responsibilities included: restructured bank lines and borrowing base; implementing a world-class distribution facility with 250,000 sf; increased inventory turns from 3 to 11; established contract manufacturing relationships in Asia; lowered overall COGS by 30%; established product management and a disciplined to new product introductions; negotiated license agreements with Blockbuster Video; Disney and Paula Deen.

April 2003 – June 2007, Board Advisor to WiLife – consumer electronics – helped manage the WiLife through a rapid growth phase at retail and later sold the business to Logitech.

Prior Arrangements and Understandings

There were no arrangements or understandings between Mr. Hales and any other persons pursuant to which such individual was selected as a director of our company.

Transactions with Related Persons

Mr. Hales has not had any direct or indirect material interest in any transaction during the last two years, or in any proposed transaction, to which our company was or is to be a party.

Grant of Options

We granted to Mr. Hales an option to purchase 92,541 shares of common stock at an exercise price of $5.13 (the closing price of the company’s stock on the grant date) upon his appointment to the board of directors on October 13, 2010.  The option vests according to the following schedule:

▪	30,847 on October 12, 2011;
▪	30,847 on October 12, 2012; and
▪	30,847 on October 12, 2013.

Item 9.01  Financial Statements and Exhibits

Exhibit 99

Press Release dated October 20, 2010, entitled “ZAGG introduces Randy Hales as Newest Board Member”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Incorporated

By:

/ s/ BRANDON T. O’BRIEN

Brandon T. O’Brien

Chief Financial Officer

Date:

October 20, 2010

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